UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

HOOKER FURNISHINGS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

440 East Commonwealth Boulevard,
Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number,
		including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 12, 2025, Hooker Furnishings Corporation (the “Company”) completed the previously announced sale of its Pulaski Furniture (“PFC“) and Samuel Lawerence (“SLF“) casegoods brands, including specified assets and liabilities related to those brands (collectively, the “Assets”), to Magnussen Home Furnishings, Inc. (“Magnussen”) pursuant to the Asset Purchase Agreement, dated as of December 1, 2025 (the “Asset Purchase Agreement”), between the Company and Magnussen. At closing, the Company received approximately $5.5 million in cash, which, in accordance with the terms of the Asset Purchase Agreement, represents the estimated net book value of the Assets at closing less a holdback amount of approximately $611,000. The holdback amount is payable to the Company within two business days after the expiration of a 210-day holdback period, less any amount relating to indemnification claims as provided for in the Asset Purchase Agreement. The total purchase price is subject to adjustment within 90 days of closing to the extent the final net book value of the Assets at closing as determined in accordance with the Asset Purchase Agreement differs from the estimated net book value of the Assets at closing referred to above.

As previously disclosed, the Company retained its Samuel Lawrence Hospitality (“SLH”) product line and Magnussen provided the Company with an exclusive, worldwide, royalty-free, fully-paid license to accommodate the Company’s continued use of the “Samuel Lawrence Hospitality” name. Magnussen also agreed not to, directly or indirectly, engage or participate in the hospitality business in the U.S. or in any jurisdiction in which the Company or any successor or assign operates for a period of three years following closing. The Company will report the SLH product line as part of its “All other” segment.

The foregoing description is qualified in its entirety by the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2025, and incorporated herein by reference.

Item 8.01 Other Events

On December 15, 2025, the Company issued a press release announcing the closing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited pro forma financial information of the Company giving effect to the transaction contemplated by the Asset Purchase Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

Exhibits
99.1*	Press Release dated December 15, 2025.
99.2*	Unaudited Pro Forma Financial Information of Hooker Furnishings Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNISHINGS CORPORATION

	By:	/s/ C. Earl Armstrong III
C. Earl Armstrong III
Chief Financial Officer and
Senior Vice-President – Finance

Date: December 18, 2025

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